UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2026
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Cushman & Wakefield Ltd.
(Exact name of registrant as specified in its charter)
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Bermuda	001-38611	98-1896559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Clarendon House, 2 Church Street
Hamilton HM 11, Bermuda
(Address of principal executive offices) (Zip Code)

+1 441 295 1422
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value	CWK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On April 30, 2026, Cushman & Wakefield U.S. Borrower, LLC (the “Issuer”), a wholly-owned subsidiary of Cushman & Wakefield Ltd., notified Wilmington Trust, National Association, the trustee (the “Trustee”) for the Issuer’s 6.750% Senior Secured Notes due May 2028 (CUSIP 23166MAA1;U1272MAA5) (the “2028 Notes”), of the Issuer’s election to partially redeem $100 million of the Issuer’s outstanding $650 million 2028 Notes.

The Issuer also instructed the Trustee to provide notice of such partial redemption to the Holders of the 2028 Notes in accordance with the terms of the Indenture governing the 2028 Notes (the “Indenture”). The partial redemption will be completed on May 15, 2026 (the “Redemption Date”). The redemption price will be 100% of the principal amount of the 2028 Notes to be redeemed, plus accrued and unpaid interest up to, but excluding, the Redemption Date.

This Current Report on Form 8-K does not constitute a notice of partial redemption of the 2028 Notes. Capitalized terms used and not otherwise defined in this Current Report on Form 8-K shall have the respective meanings ascribed to them in the Indenture.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUSHMAN & WAKEFIELD LTD.

Date: May 4, 2026
/s/ Neil Johnston
Neil Johnston
Executive Vice President, Chief Financial Officer